                    SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement  [ ] Confidential, for use of the
[y] Definitive Information Statement       Commission only (as permitted
                                           by Rule 14c-5(d)(2))

             AIR TRANSPORTATION HOLDING COMPANY, INC.
          (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):
          [ y ]     No fee required.
          [   ]    Fee computed on table below per Exchange Act
                   Rules 14c-5(g) and 0-11.
(1)  Title of each class of securities to which transaction applies:
     ____________________________________________________________
(2)  Aggregate number of securities to which transaction applies:
     ____________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     ____________________________________________________________
(4)  Proposed maximum aggregate value of transaction:
     _________________________________________________________________
(5)  Total fee paid:
     ________________________________________________________________
[    ]    Check box if any part of the fee is offset as
          provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

[LOGO]

            AIR TRANSPORTATION HOLDING COMPANY, INC.

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD AUGUST 13, 1997

To Our Stockholders:

     The annual meeting of stockholders of Air Transportation Holding Company, Inc. (the "Company") will be held at 1900 Independence Center, 101 North Tryon Street, Charlotte, North Carolina on Wednesday, August 13, 1997 at 10:00 a.m. local time, for the purpose of considering and acting on the following matters:

          1. To elect ten directors to serve until their successors are duly elected and qualified;

          2. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the current fiscal year; and

          3. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     Only stockholders of record as of the close of business on July 1, 1997 are entitled to notice of and to vote at the annual meeting and adjournments thereof.

     Because of the expense involved in collecting proxies, the Company is not soliciting proxies. Accordingly, to vote on matters that will be considered at the Annual Meeting you must either attend the meeting or deliver a valid proxy to a person who attends the meeting. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The annual report of the Company also accompanies this notice.

                         By Order of the Board of Directors

                         /s/ John J. Gioffre

                         John J. Gioffre
                         Secretary
July 10, 1997

             [This page left blank intentionally.]

            AIR TRANSPORTATION HOLDING COMPANY, INC.
                       3524 Airport Road
                  Maiden, North Carolina 28650
                    Telephone (704) 377-2109


                     INFORMATION STATEMENT





                          INTRODUCTION

     This information statement is furnished to the stockholders of Air Transportation Holding Company, Inc. (hereinafter sometimes referred to as the "Company") by the Board of Directors in connection with the annual meeting of stockholders of the Company to be held on Wednesday, August 13, 1997 at 10:00 a.m. at 1900 Independence Center, 101 North Tryon Street, Charlotte, North Carolina. Action will be taken at the annual meeting for the election of directors, the ratification of the appointment of independent auditors, and any other business that properly comes before the meeting. As provided in the Company's bylaws, up to ten directors may be elected.

     Because of the expense involved in collecting proxies, the Company is not soliciting proxies. Accordingly, to vote on matters that will be considered at the Annual Meeting you must either attend the meeting or deliver a valid proxy to a person who attends the meeting. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This information statement is being mailed to stockholders on or about July 10, 1997. The Company's 1997 Annual Report to
Stockholders accompanies this information statement.


                       VOTING SECURITIES

     Only stockholders of record at the close of business on July 1, 1997 will be entitled to vote at the annual meeting or any adjournment or adjournments thereof. The number of outstanding shares entitled to vote at the stockholders meeting is 2,651,433. The presence of a majority of the outstanding shares of the Company's Common Stock, par value $.25 per share (the "Common Stock"), represented in person or by proxy at the meeting will constitute a quorum. Directors will be elected by a plurality of the votes cast. Cumulative voting is not allowed. Accordingly, abstentions and broker non-votes will not effect the outcome of the election of directors. The ratification of independent auditors and any other business coming before the meeting requires the affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote. On such matters, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on votes on these matters.

                   CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding the beneficial ownership of shares of Common Stock (determined in accordance with Rule 13d-3 of the Securities and Exchange Commission) of the Company as of May 1, 1997 by each person that beneficially owns five percent or more of the shares of Common Stock. Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, except as otherwise set forth in the notes to the table.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                                   Amount of
Title of         Name and Address of          Beneficial Ownership   Percent
Class            Beneficial Owner               as of May 1, 1997   of Class

Common Stock,    Walter Clark and Caroline          1,283,716(1)      48.4%
par value $.25   Clark, Executors
per share        P.O. Box 488
                 Denver, North Carolina 28650

                 William H. Simpson                   261,580(2)       9.6%
                 P.O. Box 488
                 Denver, North Carolina 28650

                 Kennedy Capital Management, Inc.(3)  175,438          6.6%
                 425 North Ballas Road
                 St. Louis, Missouri  63141
_____________________________

(1) Includes 1,279,272 shares beneficially owned by such individuals as the executors of the estate of David Clark who passed away on April 18, 1997, 2,222 shares owned by Walter
  Clark and 2,222 shares owned by Caroline Clark.

(2) Includes 1,200 shares held jointly with J. Hugh Bingham and 80,000 shares under options granted by the Company.

(3) Information regarding Kennedy Capital Management, Inc. is based upon information provided by Kennedy Capital Management
  Inc. to the Company on May 1, 1997.


                DIRECTORS AND EXECUTIVE OFFICERS

  J. Hugh Bingham, age 51, has served as President and Chief Operating Officer of the Company since April 1997, as Senior Vice President of the Company from June 1990 until April 1997, as Executive Vice President from June 1983 to June 1990, and as a director since March 1987. Mr. Bingham also serves as Chief Executive Officer and a director of MAC, as Chief Executive Officer of MAS and as an Executive Vice President and a director of CSA.

  Walter Clark, age 40, has served as Chairman of the Board of Directors of the Company and Chief Executive Officer since April 1997. Mr. Clark also serves as a director of MAC and CSA. Mr. Clark was elected a director of the Company in April 1996. Mr. Clark was self-employed in the real estate development business from 1985 until April 1997.

  John J. Gioffre, age 53, has served as Vice President-Finance and Chief Financial Officer of the Company since April 1984 and as Secretary/Treasurer of the Company since June 1983. He has served as a director of the Company since March 1987.
Mr. Gioffre also serves as Vice-President, Secretary/Treasurer and a director of MAC and CSA and as Vice President-Finance, Treasurer and Secretary of MAS.

  J. Leonard Martin, age 60, joined the Company as a Vice President in April 1997, was appointed President of MAS in June 1997 and was elected a director in August 1994. From April 1994 to June 1995, Mr. Martin has served as Chief Operating Officer of Musgrave Machine & Tool, Inc., a machining company. From January 1989 to April 1994, Mr. Martin served as a consultant to the North Carolina Air Cargo Authority in connection with the establishment of the Global TransPark air cargo facility in Kinston, North Carolina. From 1955 through 1988 Mr. Martin was employed by Piedmont Airlines, a commercial passenger airline, in various capacities, ultimately serving as Senior Vice President-Passenger Services.

  H. Wayne Ross, age 52, has served as President of CSA since
October 1988.

  William H. Simpson, age 49, has served as Executive Vice
President  of the Company since June 1990, as Vice President from
June 1983 to June 1990, and as a director of the Company since
June, 1985. Mr. Simpson is also the President and a director of MAC, the Chief Executive Officer and a director of CSA and Executive Vice President of MAS.

  Menda J. Street, age 45, has served as Vice President of MAC since 1984.

  Claude S. Abernethy, Jr., age 70, was elected as director of the Company in June 1990. For the past five years, Mr. Abernethy has served as a Senior Vice President of Interstate/Johnson Lane Corporation, a securities brokerage and investment banking firm. Mr. Abernethy is also a director of Interstate/Johnson Lane Incorporated, Carolina Mills, Inc. and Ridgeview Incorporated.

  Sam Chesnutt, age 63, was elected a director of the Company in August 1994. Mr. Chesnutt serves as President of Sam Chesnutt and Associates, an agribusiness consulting firm. From November 1988 to December 1994, Mr. Chesnutt served as Executive Vice President of AgriGeneral Company, L.P., an agribusiness firm.

  Allison T. Clark, age 41, was elected a director of the Company in May 1997. Mr. Clark has been self-employed in the real estate development business since 1987.

  George C. Prill, age 74, has served as a director of the Company since June 1982, as Chief Executive Officer and Chairman of the Board of Directors from August 1982 until June 1983, and as President from August 1982 until spring 1984. Mr. Prill has served as an Editorial Director for General Publications, Inc., a publisher of magazines devoted to the air transportation industry, since November 1992 and was retired from 1990 until that time. From 1979 to 1990, Mr. Prill served as President of George C. Prill & Associates, Inc., of Charlottesville, Virginia, which performed consulting services for the aerospace and airline industry. Mr. Prill has served as President of Lockheed International Company, as Assistant Administrator of the FAA, as a Senior Vice President of the National Aeronautic Association and Chairman of the Aerospace Industry Trade Advisory Committee.

  Terry Sanford, age 79, was elected a director in August 1994. Mr. Sanford is President Emeritus of Duke University, a position held since 1985, and has been a Professor of Public Policy at the Terry Sanford Institute of Public Policy at Duke University since 1992. In addition, since 1993, Mr. Sanford has been a partner of The Sanford Holshouser Law Firm in Raleigh, North Carolina. From 1986 to 1993, Mr. Sanford served as a United States Senator representing the State of North Carolina. Mr. Sanford serves on the board of directors of IMC, Inc., the parent of Golden Corral Corporation.

  The officers of the Company and its subsidiaries each serve at the pleasure of the Board of Directors. Walter Clark and Allison
Clark are brothers.

  The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. During the fiscal year ended March 31, 1997, the Audit Committee consisted of Messrs. Abernethy, Martin and Sanford, all of whom were then non-employee directors. The Audit Committee met one time during the fiscal year. The functions of the Audit Committee are to recommend to the Board of Directors the firm of independent auditors to serve the Company each fiscal year, to review the scope, fees and results of the audit performed by the independent auditors and to review the adequacy of the Company's system of internal accounting controls and the scope and results of internal auditing procedures. Currently, Messrs. Abernethy, Chesnutt and Sanford serve on the Audit Committee.

  The Compensation Committee, which met once during the most recent fiscal year, consisted of Messrs. Chesnutt, Martin and Prill, all of whom were then non-employee directors. The functions of the Compensation Committee include establishing policies for the compensation of the Company's executive officers and determining the types and amounts of remuneration to be paid to the Company's executive officers. Currently, Messrs. Abernethy, Chesnutt and Prill serve on the Compensation Committee.

  During the fiscal year ended March 31, 1997, the Board of Directors met two times. Each of the directors attended at least 75 percent of the total of the meetings of the Board of Directors and committees thereof on which such director served during such period, except Terry Sanford. Each director receives a director's fee of $500 per month and an attendance fee of $500 is paid to outside directors for each meeting of the board of directors, or a committee thereof, attended.

Section 16(a) Beneficial Ownership Reporting Compliance

  To the Company's knowledge, based solely on review of the copies of reports under Section 16(a) of the Securities Exchange Act of 1934 that have been furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 1997 all executive officers, directors and greater than ten-percent beneficial owners have complied with all applicable Section 16(a) filing requirements, except that Mr. Walter Clark was late in filing his initial report on Form 3.

  The following table sets forth information regarding the beneficial ownership of shares of Common Stock of the Company by each director of the Company and by all directors and executive officers of the Company as a group as of May 1, 1997, after adjustment for the one-for-five reverse split of shares of Common Stock effected on that date. Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, except as otherwise set forth in the notes to the table.

     SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

                                                      Shares and Percent
                                                      of Common Stock
                                                      Beneficially Owned
Name                Position with Company             as of May 1,1997

                                                  No. of Shares      Percent

J. Hugh Bingham          Senior Vice President,     116,080 (1)(2)      4.3%
                         Director

Walter Clark             Chairman of the Board of 1,281,494 (3)        48.3%
                         Directors and Chief
                         Executive Officer

John J. Gioffre          Vice President-Finance,     57,580 (4)         2.1%
                         Secretary and Treasurer,
                         Director

J. Leonard Martin        Vice President, Director       100 (5)          *

William H. Simpson       Executive Vice President,  261,580 (1)(6)      9.6%
                         Director

Claude S. Abernethy, Jr. Director                    22,611              *

Sam Chesnutt             Director                     3,600              *

Allison T. Clark         Director                     2,222              *

George C. Prill          Director                    45,966             1.7%

Terry Sanford            Director                         0               0%

All directors and        N/A                      1,813,253 (7)        63.9%
 executive officers as a group
  (12 persons)
_________________________________________

 *  Less than one percent.

(1) Includes 1,200 shares jointly held by Messrs. Simpson and Bingham.
(2) Includes 58,000 shares under options granted by the Company to Mr. Bingham.
(3) Includes 1,279,272 shares held by the estate of David Clark, of which Mr. Walter Clark is a co-executor.
(4) Includes 33,000 shares under options granted by the Company to Mr. Gioffre.
(5) Such 100 shares are held by Mr. Martin's spouse of which shares Mr. Martin disclaims beneficial ownership.
(6) Includes 80,000 shares under options granted by the Company to Mr. Simpson.
(7) Includes an aggregate of 186,000 shares of Common Stock members of such group have the right to acquire within 60 days.

                      CERTAIN TRANSACTIONS

    The Company leases its corporate and operating facilities at the Little Mountain, North Carolina airport from Little Mountain Airport Associates, Inc. ("Airport Associates"), a corporation whose stock is owned by J. Hugh Bingham, William H. Simpson, John
J. Gioffre, the estate of David Clark and three unaffiliated third parties. On May 30, 1996, the Company renewed its lease for this facility, scheduled to expire on that date, for an additional five-year term, and adjusted the rent to account for increases in the consumer price index. The lease may be extended for an additional five-year term, with rental payments to be adjusted to reflect changes in the consumer price index. Upon the renewal, the monthly rental payment was increased from $7,000 to $8,073. The Company paid aggregate rental payments of $94,730 to Airport Associates pursuant to such lease during the fiscal year ended March 31, 1997.

    The Company believes that the terms of such lease are no less favorable to the Company than would be available from an independent third party.


                     EXECUTIVE COMPENSATION

    The following table sets forth a summary of the compensation paid during each of the three most recent fiscal years to the Company's Chief Executive Officer, and to each of the other individuals who were executive officers on March 31, 1997 with total compensation of $100,000 or more. During this period, David Clark served as the Company's Chief Executive Officer. Mr. David Clark passed away on April 18, 1997.

                   SUMMARY COMPENSATION TABLE

                                             Annual Compensation
Name and Principal Position       Year       Salary ($)  Bonus ($)


David Clark                       1997       171,391     50,222
Chief Executive Officer           1996       155,749     59,583
                                  1995       144,738     59,345


J. Hugh Bingham                   1997       148,289     50,222
Senior Vice President             1996       126,441     67,583
                                  1995       107,177     67,845


John J. Gioffre                   1997       121,208     37,667
Vice President                    1996       101,250     49,937
                                  1995        99,898     52,134


William H. Simpson                1997       186,299     50,222
Executive Vice President          1996       155,364     73,583
                                  1995       149,221     79,845


Menda J. Street                   1997        96,206     38,110
Vice President of MAC             1996        93,316     38,291
                                  1995        89,283     39,422

   The following table sets forth the number of shares of Common Stock underlying unexercised options at March 31, 1997 held by each of the executive officers listed in the Summary Compensation Table. The table also includes the value of such options at March 31, 1997 based upon the closing bid price of the Common Stock in the over-the-counter market on that date ($4.50 per share) and the exercise price of the options.

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                     FISCAL YEAR-END OPTION VALUES

                                    Number of Securities   Value ofUnexercised
                  Shares            Underlying Unexercised In-the-MoneyOptions
                 Acquire     Value   Options at FY-End (#)    at FY-End ($)
                    On      Realized   Exer-     Unexer-    Exer-     Unexer-
Name             Exercise #   ($)     cisable    cisable   cisable    cisable
David Clark             -         -        -       -             -       -

J. Hugh Bingham    20,000    51,000   58,000       -       261,000       -

John J. Gioffre     9,000    24,000   33,000       -       148,500       -

William H. Simpson 28,000    71,000   80,000       -       360,000       -

Menda J. Street         -         -   15,000       -        67,500       -

                     EMPLOYMENT AGREEMENTS

    Effective January 1, 1996, the Company and each of its subsidiaries entered into an Employment Agreement with David Clark, then the Company's Chief Executive Officer. The employment agreement provided for an annual base salary of $150,000, subject to increase upon annual review by the Compensation Committee of the Company's Board of Directors. In addition, the agreement provided for the payment to Mr. Clark of annual incentive bonus compensation equal to two percent of the Company's consolidated earnings before income taxes and extraordinary items as reported by the Company in its Annual Report on Form 10-K. Payment of such bonus is to be made within 15 days after the Company files its Annual Report on Form 10-K with the Securities and Exchange Commission. Such payment was made to Mr. Clark's estate.

    By its terms, the initial term of the employment agreement would have expired on December 31, 1998. Mr. Clark passed away in April 1997.

    The agreement provided that upon Mr. Clark's retirement, he would have been entitled to receive an annual benefit equal to $75,000 for up to ten years following termination of employment. The agreement further provided that in the event Mr. Clark died prior to the expiration of such ten-year period, the amount of such benefit would be paid to his estate. Such amount will be paid to Mr. Clark's estate over a ten-year period commencing June 1997.

    The employment agreement provided that if the Company terminated Mr. Clark's employment other than for "cause" (as defined in the agreement), Mr. Clark would be entitled to receive a lump sum cash payment equal to the amount of base salary payable for the remaining term of the agreement (at the then current rate) plus one-half of the maximum incentive bonus compensation that would be payable if Mr. Clark continued employment through the date of the expiration of the agreement.

    Effective January 1, 1996, the Company and each of its subsidiaries entered into employment agreements with J. Hugh Bingham, John J. Gioffre and William H. Simpson, each of substantially similar form. Each of such employment agreements provides for an annual base salary ($130,000, $103,443 and $165,537 for Messrs. Bingham, Gioffre and Simpson, respectively) which may be increased upon annual review by the Compensation Committee of the Company's Board of Directors. In addition, each such agreement provides for the payment of annual incentive bonus compensation equal to a percentage (2.0%, 1.5% and 2.0% for Messrs. Bingham, Gioffre and Simpson, respectively) of the Company's consolidated earnings before income taxes and extraordinary items as reported by the Company in its Annual Report on Form 10-K. Payment of such bonus is to be made within 15 days after the Company files its Annual Report on Form 10-K with the Securities and Exchange Commission.

    The current term of each such employment agreement expires on March 31, 2000, and the term is automatically extended each March 31 for an additional year unless either such executive officer or the Company's Board of Directors gives notice to terminate automatic extensions which must be given by December 1 of each year.

    Each such agreement provides that upon the executive officer's retirement, he shall be entitled to receive an annual benefit equal to $75,000 ($60,000 for Mr. Gioffre), reduced by three percent for each full year that the termination of his employment precedes the date he reaches age 65. The retirement benefits under such agreements may be paid at the executive officer's election in the form of a single life annuity or a joint and survivor annuity or a life annuity with a ten-year period certain. In addition, such executive officer may elect to receive the entire retirement benefit in a lump sum payment equal to the present value of the benefit based on standard insurance annuity mortality tables and an interest rate equal to the 90-day average of the yield on ten-year U.S. Treasury Notes.

    Retirement benefits shall be paid commencing on such executive officer's 65th birthday, provided that such executive officer may elect to receive benefits on the later of his 62nd birthday, in which case benefits will be reduced as described above, or the date on which his employment terminates, provided that notice of his termination of employment is given at least one year prior to the termination of employment. Any retirement benefits due under the employment agreement shall be offset by any other retirement benefits that such executive officer receives under any plan maintained by the Company. In the event such executive officer becomes totally disabled prior to retirement, he will be entitled to receive retirement benefits calculated as described above.

    In the event of such executive officer's death before retirement, the agreement provides that the Company shall be required to pay an annual death benefit to such officer's estate equal to the single life annuity benefit such executive officer would have received if he had terminated employment on the later of his 65th birthday or the date of his death, payable over ten years; provided that such amount would be reduced by five percent for each year such executive officer's death occurs prior to age 65, but in no event more than 50 percent.

    Each of the employment agreements provides that if the Company terminates such executive officer's employment other than for "cause" (as defined in the agreement), such executive officer be entitled to receive a lump sum cash payment equal to the amount of base salary payable for the remaining term of the agreement (at the then current rate) plus one-half of the maximum incentive bonus compensation that would be payable if such executive officer continued employment through the date of the expiration of the agreement(assuming for such purposes that the amount of incentive bonus compensation would be the same in each of the years remaining under the agreement as was paid for the most recent year prior to termination of employment). Each of the agreements further provides that if any payment on termination of employment would not be deductible by the Company under Section 280G(b)(2) of the Internal Revenue Code, the amount of such payment would be reduced to the largest amount that would be fully deductible by the Company.

    COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors establishes the compensation paid to the Company's executive officers, including the individuals named in the Summary Compensation Table. The Compensation Committee met once during the fiscal year and also communicated informally by telephone conferences between certain members of the Committee and the distribution of memoranda to all members of the Committee.

Policies

    The Compensation Committee seeks to establish compensation policies that provide appropriate rewards to the Company's executive officers commensurate with their service with the Company and to provide incentives for superior performance. Executive compensation is comprised of two components: base salary and annual cash bonuses. In setting an executive officer's base salary, the Compensation Committee engages in a subjective evaluation, examining the officer's level of responsibility in the Company and previous base compensation, the officer's performance over both the short and longer terms, the Company's performance over those periods and the length of the officer's service with the Company, assigning no particular weight to any of these factors. The Company has entered into employment agreements with certain of its executive officers establishing a minimum base annual salary and providing for an annual cash bonus equal to an established percentage of the Company's earnings before income taxes and extraordinary items. Accordingly, the Committee believes that a substantial portion of compensation of executive officers will be tied directly to the Company's overall financial performance.

    Although no stock options were granted to the Company's executive officers during the four most recent fiscal years, stock options have been granted in previous years. Such awards have been made on a discretionary basis. The Compensation Committee believes that options are performance-based compensation and serve as an incentive to management to remain with the Company. Stock options and other equity-based performance compensation may be awarded in the future.

Compensation of Chief Executive Officer

    Mr. Clark's compensation was set in recognition of the effort and financial commitments Mr. Clark has made in directing the Company to its current level of profitability. Mr. Clark's compensation was not tied to particular financial performance criteria or objectives, and accordingly was based on the Committee's subjective evaluation of Mr. Clark and the performance of the Company. Mr. Clark's employment agreement provides for a salary of at least $150,000 per year and an annual bonus equal to two percent of the Company's annual earnings before income taxes and extraordinary items.
(no graph)
                                       Compensation Committee
                                       Sam Chesnutt
                                       J. Leonard Martin
                                       George C. Prill

        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
        AIR TRANSPORTATION HOLDING COMPANY, INC., NASDAQ
                MARKET AND PEER ISSUERS INDICES

    The following graph compares the Company's cumulative total shareholder return for the five most recent fiscal years, assuming an investment on March 31, 1992 of $100 in Common Stock and reinvestment of all dividends in Common Stock, along with the cumulative total returns determined on the same basis of a broad-based equity market index -- The Center for Research in Securities Prices (CRSP) Total Return Index for the Nasdaq Stock Market (U.S. Companies) -- and a peer index including all U.S. companies with stock registered with the Securities and Exchange Commission having the same standard industrial classification code as the Company.


(no graph)









                                   March 31,
                 1992    1993     1994   1995    1996    1997

Company          100.00  141.7    255.7  211.4   233.1   194.3
Nasdaq           100.00  115.0    124.1  138.0   187.4   208.3
Peer (1)         100.00  115.0    147.4  147.3   163.6   222.0

__________________

(1) The peer issuers index is an index constructed by the Company and is comprised of all U.S. companies with stock registered with the Securities and Exchange Commission having the same standard industrial classification code as the Company: Airborne Freight Corporation, Federal Express Corporation and Pittston Services Group, Inc., which operates Emery Air Freight.

                     ELECTION OF DIRECTORS

    Under the Company's Certificate of Incorporation and bylaws, directors are elected at each annual meeting and hold office until their respective successors are elected and have qualified. All of the incumbent directors were elected by the stockholders at the last annual meeting. As provided in the Company's bylaws, up to ten directors may be elected.


              RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors recommends that the stockholders ratify the appointment of Deloitte & Touche LLP to serve as the independent auditors for the Company and its subsidiary corporations for the fiscal year ending March 31, 1998. This firm has served as the independent auditors for the Company since 1983. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have an opportunity to make a statement and will be available to respond to appropriate questions.


                     ADDITIONAL INFORMATION

    THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER OF THE COMPANY, AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES ENTITLED TO BE VOTED AT THE MEETING, IF SOLICITED BY WRITTEN REQUEST, A COPY OF THE COMPANY'S 1997 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO AIR TRANSPORTATION HOLDING COMPANY, INC., 3524 AIRPORT ROAD, MAIDEN, NORTH CAROLINA 28650, ATTENTION: MR. JOHN
J. GIOFFRE, SECRETARY.


                         OTHER MATTERS

    The Board of Directors knows of no other matters that may be presented at the meeting.

                             [LOGO]




            AIR TRANSPORTATION HOLDING COMPANY, INC.




            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD AUGUST 13, 1997
                              AND
                     INFORMATION STATEMENT












                         July 10, 1997